As filed with the Securities and Exchange Commission on April 27, 2000


                                                               File No. 811-8012




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM N-1A


                             REGISTRATION STATEMENT
                                      UNDER
                       THE INVESTMENT COMPANY ACT OF 1940     [X]


                                 AMENDMENT NO. 7              [X]



                        GOVERNMENT OBLIGATIONS PORTFOLIO
                        --------------------------------
               (Exact Name of Registrant as Specified in Charter)



                            The Eaton Vance Building
                                255 State Street
                           Boston, Massachusetts 02109
                           ---------------------------
                    (Address of Principal Executive Offices)


                                 (617) 482-8260
                                 --------------
              (Registrant's Telephone Number, including Area Code)


                                 Alan R. Dynner
     THE EATON VANCE BUILDING, 255 STATE STREET, BOSTON, MASSACHUSETTS 02109
     -----------------------------------------------------------------------
                     (Name and Address of Agent for Service)

     Throughout this Registration Statement, information concerning Government Obligations Portfolio (the "Portfolio") is incorporated by reference from Amendment No. 58 to the Registration Statement of Eaton Vance Mutual Funds Trust (File No. 2-90946 under the Securities Act of 1933 (the "1933 Act")) (the "Amendment"), which was filed electronically with the Securities and Exchange Commission on April 26, 2000 (Accession No. 0000950156-00-000244). The Amendment contains the prospectus (the "Feeder Fund prospectus") and statement of additional information (the "Feeder Fund SAI") of Eaton Vance Government
Obligations Fund (the "Feeder Fund"), which invests substantially all of its assets in the Portfolio. The investment practices and policies of the Feeder Fund are substantially the same as those of the Portfolio.


                                     PART A

    Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to Paragraph B 2.(b) of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT  OBJECTIVES,  PRINCIPAL  INVESTMENT  STRATEGIES,  AND RELATED
        RISKS

     The Portfolio is a diversified, open-end management investment company. Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by U.S. and foreign investment companies, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The Portfolio is not intended to be a complete  investment  program,  and a prospective investor should take into account its objectives and other investments when considering the purchase of an interest in the Portfolio. The Portfolio cannot assure achievement of its investment objective.

     Registrant incorporates by reference information concerning the Portfolio's investment objective and investment practices from "Fund Summary" and
"Investment Objective & Principal Policies and Risks" in the Feeder Fund prospectus.

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

     (a) Management

     Registrant incorporates by reference information concerning the Portfolio's management from "Management and Organization" in the Feeder Fund prospectus.

     (b) Capital Stock

     Registrant incorporates by reference information concerning interests in the Portfolio from "Management and Organization" in the Feeder Fund SAI.

ITEM 7.  SHAREHOLDER INFORMATION

     (a) Pricing

     The net asset value of the Portfolio is determined once each day only when the New York Stock Exchange (the "Exchange") is open for trading ("Portfolio Business Day"). This determination is made each Portfolio Business Day as of the close of regular trading on the Exchange (currently 4:00 p.m., eastern time) (the "Portfolio Valuation Time"). Registrant incorporates by reference information concerning the computation of net asset value and valuation of Portfolio assets from "Valuing Shares" in the Feeder Fund prospectus.

     (b) and (c) Purchases and Redemptions


     As described above, interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. There is no minimum initial or subsequent investment in the Portfolio. The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order. The placement agent for the Portfolio is Eaton Vance Distributors, Inc. (EVD"), a wholly-owned subsidiary of Eaton Vance Management. The principal business address of EVD is The Eaton Vance Building, 255 State Street, Boston, Massachusetts 02109. EVD receives no compensation for serving as the placement agent for the Portfolio.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day as of the Portfolio Valuation Time. The value of each investor's interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, determined on the prior Portfolio Business Day, which represented that investor's share of the aggregate interests in the Portfolio on such prior day. Any additions or withdrawals for the current Portfolio Business Day will then be recorded. Each investor's percentage of the aggregate interest in the Portfolio will then be recomputed as a percentage equal to a fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Portfolio Valuation Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio on the current Portfolio Business Day and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Portfolio Valuation Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investment in the Portfolio on the current Portfolio Business Day by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio for the current Portfolio Business Day.

     An investor in the Portfolio may withdraw all of (redeem) or any portion of (decrease) its interest in the Portfolio if a withdrawal request in proper form is furnished by the investor to the Portfolio. All withdrawals will be effected as of the next Portfolio Valuation Time. The proceeds of a withdrawal will be paid by the Portfolio normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right to pay the proceeds of a withdrawal (whether a redemption or decrease) by a distribution in kind of portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the interest (whether complete or partial) being withdrawn. If an investor received a distribution in kind upon such withdrawal, the investor could incur brokerage and other charges in converting the securities to cash. The Portfolio has filed with the Securities and Exchange Commission (the "SEC") a notification of election on Form N-18F-1 committing to pay in cash all requests for withdrawals by any investor, limited in amount with resect to such investor during any 90 day period to the lesser of (a) $250,000 or (b) 1% of the net asset value of the Portfolio at the beginning of such period.

     Investments in the Portfolio may not be transferred.


     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted as determined by the SEC or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended (the "1940 Act"), if an emergency exists as determined by the SEC, or during any other period permitted by order of the SEC for the protection of investors.


     (d) Dividends and Distributions

     The Portfolio will allocate at least annually among its investors each investor's distributive share of the Portfolio's net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit.

     (e) Tax Consequences

     Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any federal income tax. However, each investor in the Portfolio will take into account its allocable share of the Portfolio's ordinary income and capital gain in determining its federal income tax liability. The determination of each such share will be made in accordance with the governing instruments of the Portfolio, which are intended to comply with the requirements of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder.


     It is intended that the Portfolio's assets and income will be managed in such a way that an investor in the Portfolio that seeks to qualify as a regulated investment company (a "RIC") under the Code will be able to satisfy the requirements for such qualification through an investment in the Portfolio assuming that all of the RICs assets are invested in the Portfolio.


ITEM 8.  DISTRIBUTION ARRANGEMENTS

     Not applicable.

                                     PART B

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS


                                                                     Page
     Portfolio History...............................................B-1
     Description of the Portfolio and its Investments and Risks......B-1
     Management of the Portfolio.....................................B-1
     Control Persons and Principal Holder of Securities..............B-2
     Investment Advisory and Other Services..........................B-2
     Brokerage Allocation and Other Practices........................B-2
     Capital Stock and Other Securities..............................B-2
     Purchase, Redemption and Pricing................................B-4
     Taxation of the Portfolio.......................................B-4
     Underwriters....................................................B-7
     Calculation of Performance Data.................................B-7
     Financial Statements............................................B-7


ITEM 11.  PORTFOLIO HISTORY



     The Portfolio is organized as a trust under the laws of the state of New York under a Declaration of Trust dated May 1, 1992.


ITEM 12.  DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENT AND RISKS


     Part A contains additional information about the investment objective and policies of the Portfolio. This Part B should be read in conjunction with Part
A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A.


     Registrant incorporates by reference additional information concerning the investment policies of the Portfolio as well as information concerning the investment restrictions of the Portfolio from "Strategies and Risks" and "Investment Restrictions" in the Feeder Fund SAI. Registrant incorporates by reference the Portfolio's portfolio turnover rates from "Financial Highlights" in the Feeder Fund prospectus.


ITEM 13.  MANAGEMENT OF THE PORTFOLIO

     (a) - (d) Board of Trustees, Management Information and Compensation

     Registrant incorporates by reference additional information concerning the management of the Portfolio from "Management and Organization" in the Feeder Fund SAI.

     (e) Sales Loads

     Not applicable.


     (f) Code of Ethics

     Registrant incorporates by reference information concerning relevant codes of ethics from "Management of the Fund" in the Feeder Fund prospectus.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

     (a) - (b) Control persons and Principal Holders


     As of April 3, 2000, the Feeder Fund controlled the Portfolio by virtue of owning approximately 99.9% of the value of the outstanding interests in the Portfolio. Because the Feeder Fund controls the Portfolio, the Feeder Fund may take actions without the approval of any other investor. The Feeder Fund has informed the Portfolio that whenever it is requested to vote on matters pertaining to the fundamental policies of the Portfolio, it will hold a meeting of shareholders and will cast its vote as instructed by its shareholders. It is anticipated that any other investor in the Portfolio, which is an investment company registered under the 1940 Act, would follow the same or a similar practice. The Feeder Fund is a series of Eaton Vance Mutual Funds Trust, an open-end management investment company organized as a business trust under the laws of the Commonwealth of Massachusetts. The address of the Feeder Fund is The Eaton Vance Building, 255 State Street, Boston, Massachusetts 02109.


     (c) Management Ownership

     The Trustees and officers of the Portfolio as a group own less than 1% of the Portfolio.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES

     Registrant incorporates by reference information concerning investment advisory and other services provided to the Portfolio from "Investment Advisory and Administrative Services", and "Other Service Providers" in the Feeder Fund SAI.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES

     Registrant incorporates by reference information concerning the brokerage practices of the Portfolio from "Portfolio Security Transactions" in the Feeder Fund SAI.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES

     Under the Portfolio's Declaration of Trust, the Trustees are authorized to issue interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon dissolution of the Portfolio, the Trustees shall liquidate the assets of the Portfolio and apply and distribute the proceeds thereof as follows: (a) first, to the payment of all debts and obligations of the Portfolio to third parties including, without limitation, the retirement of outstanding debt, including any debt owed to holders of record of interests in the Portfolio ("Holders") or their affiliates, and the expenses of liquidation, and to the setting up of any reserves for contingencies which may be necessary; and (b) second, in accordance with the Holders' positive Book Capital Account balances after adjusting Book Capital Accounts for certain allocations provided in the Declaration of Trust and in accordance with the requirements described in Treasury Regulations
Section 1.704-1(b)(2)(ii)(b)(2). Notwithstanding the foregoing, if the Trustees shall determine that an immediate sale of part or all of the assets of the Portfolio would cause undue loss to the Holders, the Trustees, in order to avoid such loss, may, after having given notification to all the Holders, to the extent not then prohibited by the law of any jurisdiction in which the Portfolio is then formed or qualified and applicable in the circumstances, either defer liquidation of and withhold from distribution for a reasonable time any assets of the Portfolio except those necessary to satisfy the Portfolio's debts and obligations or distribute the Portfolio's assets to the Holders in liquidation. Certificates representing an investor's interest in the Portfolio are issued only upon the written request of a Holder.

     Each Holder is entitled to vote in proportion to the amount of its interest in the Portfolio. Holders do not have cumulative voting rights. The Portfolio is not required and has no current intention to hold annual meetings of Holders, but the Portfolio will hold meetings of Holders when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters to a vote of Holders at a meeting. Any action which may be taken by Holders may be taken without a meeting if Holders holding more than 50% of all interests entitled to vote (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust of the Portfolio) consent to the action in writing and the consents are filed with the records of meetings of Holders.

     The Portfolio's Declaration of Trust may be amended by vote of Holders of more than 50% of all interests in the Portfolio at any meeting of Holders or by an instrument in writing without a meeting, executed by a majority of the Trustees and consented to by the Holders of more than 50% of all interests. The Trustees may also amend the Declaration of Trust (without the vote or consent of Holders) to change the Portfolio's name or the state or other jurisdiction whose law shall be the governing law, to supply any omission or cure, correct or supplement any ambiguous, defective or inconsistent provision, to conform the Declaration of Trust to applicable federal law or regulations or to the requirements of the Code, or to change, modify or rescind any provision, provided that such change, modification or rescission is determined by the Trustees to be necessary or appropriate and not to have a materially adverse effect on the financial interests of the Holders. No amendment of the Declaration of Trust which would change any rights with respect to any Holder's interest in the Portfolio by reducing the amount payable thereon upon liquidation of the Portfolio may be made, except with the vote or consent of the Holders of two-thirds of all interests. References in the Declaration of Trust and in Part A or this Part B to a specified percentage of, or fraction of, interests in the Portfolio, means Holders whose combined Book Capital Account balances represent such specified percentage or fraction of the combined Book Capital Account balance of all, or a specified group of, Holders.

     The Portfolio may merge or consolidate with any other corporation, association, trust or other organization or may sell or exchange all or substantially all of its assets upon such terms and conditions and for such consideration when and as authorized by the Holders of (a) 67% or more of the interests in the Portfolio present or represented at the meeting of Holders, if Holders of more than 50% of all interests are present or represented by proxy, or (b) more than 50% of all interests, whichever is less. The Portfolio may be terminated (i) by the affirmative vote of Holders of not less than two-thirds of all interests at any meeting of Holders or by an instrument in writing without a meeting, executed by a majority of the Trustees and consented to by Holders of not less than two-thirds of all interests, or (ii) by the Trustees by written notice to the Holders.

     The Declaration of Trust provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING


     See Item 7 herein. Registrant incorporates by reference information concerning valuation of the Portfolio's assets from "Purchasing and Redeeming Shares - Calculation of Net Asset Value" in the Feeder Fund SAI.

ITEM 19.  TAXATION OF THE PORTFOLIO

     The Portfolio has been advised by tax counsel that, provided the Portfolio is operated at all times during its existence in accordance with certain organizational and operational documents, the Portfolio should be classified as a partnership under the Code, and it should not be a "publicly traded partnership" within the meaning of Section 7704 of the Code. Consequently, the Portfolio does not expect that it will be required to pay any federal income tax, and a Holder will be required to take into account in determining its federal income tax liability its share of the Portfolio's income, gain, losses, deductions and credits.


     Under Subchapter K of the Code, a partnership is considered to be either an aggregate of its members or a separate entity, depending upon the factual and legal context in which the question arises. Under the aggregate approach, each partner is treated as an owner of an undivided interest in partnership assets and operations. Under the entity approach, the partnership is treated as a separate entity in which partners have no direct interest in partnership assets and operations. The Portfolio has been advised by tax counsel that, in the case of a Holder that seeks to qualify as a regulated investment company ("RIC"), the aggregate approach should apply, and each such Holder should accordingly be deemed to own a proportionate share of each of the assets of the Portfolio and to be entitled to the gross income of the Portfolio attributable to that share for purposes of all requirements of Subchapter M of the Code. Further, the Portfolio has been advised by tax counsel that each Holder that seeks to qualify as a RIC should be deemed to hold its proportionate share of the Portfolio's assets for the period the Portfolio has held the assets or for the period the Holder has been an investor in the Portfolio, whichever is shorter. Investors should consult their tax advisers regarding whether the entity or the aggregate approach applies to their investment in the Portfolio in light of their particular tax status and any special tax rules applicable to them.

     In order to enable a Holder (that is otherwise eligible) to qualify as a RIC, the Portfolio intends to satisfy the requirements of Subchapter M of the Code relating to sources of income and diversification of assets as if they were applicable to the Portfolio and to permit withdrawals in a manner that will enable a Holder that is a RIC to comply with the distribution requirements applicable to RICs (including those under Sections 852 and 4982 of the Code). The Portfolio will allocate at least annually to each Holder such Holder's distributive share of the Portfolio's net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit in a manner intended to comply with the Code and applicable Treasury regulations. Tax counsel has advised the Portfolio that the Portfolio's allocations of taxable income and loss should have "economic effect" under applicable Treasury regulations.

     To the extent the cash proceeds of any withdrawal (or, under certain circumstances, such proceeds plus the value of any marketable securities distributed to an investor) ("liquid proceeds") exceed a Holder's adjusted basis of his interest in the Portfolio, the Holder will generally realize a gain for federal income tax purposes. If, upon a complete withdrawal (redemption of the entire interest), a Holder receives only liquid proceeds (and/or unrealized receivables) and the Holder's adjusted basis of his interest exceeds the liquid proceeds of such withdrawal and the Holder's basis in any unrealized receivables, the Holder will generally realize a loss for federal income tax purposes. In addition, on a distribution to aHolder from the Portfolio, (1) income or gain may be recognized if the distribution includes a disproportionate share of any unrealized receivables held by the Portfolio and (2) gain or loss may be recognized on a distribution to a Holder that contributed property to the Portfolio. The tax consequences of a withdrawal of property (instead of or in addition to liquid proceeds) will be different and will depend on the specific factual circumstances. A Holder's adjusted basis of an interest in the Portfolio will generally be the aggregate prices paid therefor (including the adjusted basis of contributed property and any gain recognized on the contribution thereof), increased by the amounts of the Holder's distributive share of items of income (including interest income exempt from federal income tax) and realized net gain of the Portfolio, and reduced, but not below zero, by (i) the amounts of the Holder's distributive share of items of Portfolio loss, and (ii) the amount of any cash distributions (including distributions of interest income exempt from federal income tax and cash distributions on withdrawals from the Portfolio) and the basis to the Holder of any property received by such Holder other than in liquidation, and (iii) the Holder's distributive share of the Portfolio's nondeductible expenditures not properly chargeable to capital account. Increases or decreases in a Holder's share of the Portfolio's liabilities may also result in corresponding increases or decreases in such adjusted basis.


     The Portfolio's transactions in options, futures contracts, forward contracts and certain other transactions involving foreign exchange gain or loss will be subject to special tax rules, the effect of which may be to accelerate income to the Portfolio, defer Portfolio losses, cause adjustments in the holding periods of Portfolio securities, convert capital gain into ordinary income and convert short-term capital losses into long-term capital losses. For example, the tax treatment of many types of options, futures contracts and forward contacts entered into by the Portfolio will be governed by Section 1256 of the Code. Absent a tax election for "mixed straddles" (see below), each such position held by the Portfolio on the last business day of each taxable year will be marked to market (i.e., treated as if it were closed out on such day), and any resulting gain or loss, except for certain currency-related positions, will generally be treated as 60% long-term and 40% short-term capital gain or loss, with subsequent adjustments made to any gain or loss realized upon an actual disposition of such positions. When the Portfolio holds an option or contract governed by Section 1256 which substantially diminishes the Holder's risk of loss with respect to another position of the Portfolio not governed by
Section 1256 (as might occur in some hedging transactions), this combination of positions could be a "mixed straddle" which is generally subject to special tax rules requiring deferral of losses and other adjustments in addition to being subject in part to Section 1256. The Portfolio may make certain tax elections for its "mixed straddles" which could alter certain effects of these rules. Income from transactions in options and futures contracts derived by the Portfolio with respect to its business of investing in securities will qualify as permissible income from its Holders that are RICs under the requirement that at least 90% of a RIC's gross income each taxable year consist of specified types of income.


    Foreign exchange gains and losses realized by the Portfolio and allocated to the Holders in connection with the Portfolio's investments in foreign currency, foreign currency-related transactions and certain options, futures or forward contracts may be treated as ordinary income and losses under special tax rules. Certain options futures or forward contracts of the Portfolio may be required to be marked to market (i.e., treated as if closed out) on the last day of each taxable year, and any gain or loss realized with respect to these contracts may be required to be treated as 60% long-term and 40% short-term capital gain or loss or, in the case of certain currency - related contracts, ordinary income or loss. Positions of the Portfolio in offsetting options, futures or forward contracts may be treated as "straddles" and be subject to other special rules that may, upon allocation of the Portfolio's income, gain or loss, to the RIC, such affect the amount, timing and character of the RIC's distributions to shareholders. Certain uses of foreign currency and foreign currency derivatives such as options, futures, forward contracts and swaps and investment by the Portfolio in the stock of certain "passive foreign investment companies" may be limited or a tax election may be made, if available, in order to enable an investor that is a RIC to preserve its qualification as a RIC and/or avoid imposition of a tax on such an investor.


     The Portfolio anticipates that it will be subject to foreign withholding and other taxes on its income (including, in some cases, capital gains) from foreign securities. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes.

     The Portfolio's investment in securities acquired at a market discount, or zero coupon and certain other securities with original issue discount will cause it to realize income prior to the receipt of cash payments with respect to these securities. Such income will be allocated daily among investors in the Portfolio. To enable an investor that is a RIC to distribute its proportionate share of this income and avoid a tax on such investor, the Portfolio may be required to liquidate portfolio securities that it might otherwise have continued to hold, in order to generate cash for distribution to the RIC.

     The Portfolio's investments, if any, in securities issued with original issue discount (possible including certain asset-related securities) or securities acquired at a market discount (if an election is made to include accrued market discount in current income) will cause it to realize income prior to the receipts of cash payments with respect to these securities. In order to enable a Holder to distribute its proportionate share of this income, the Portfolio may be required to liquidate portfolio securities that is might otherwise have continued to hold in order to generate cash that the Holder may withdraw from the Portfolio for subsequent distribution to such Holder's shareholders.


     An entity that is treated as a partnership under the Code, such as the Portfolio, is generally treated as a partnership under state and local tax laws, but certain states may have different entity classification criteria and may therefore reach a different conclusion. Entities that are classified as partnerships are not treated as taxable entities under most state and local tax laws, and the income of a partnership is considered to be income of partners both in timing and in character. The laws of the various states and local taxing authorities vary with respect to the status of a partnership interest under state and local tax laws, and each Holder of an interest in the Portfolio is advised to consult his own tax adviser.

     The foregoing discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies and financial institutions. Investors should consult their own tax advisers with respect to special tax rules that may apply in their particular situations, as well as the state, local or foreign tax consequences of investing in the Portfolio. It is not possible at this time to predict whether or to what extent any changes in the Code or interpretations thereof will occur. Prospective investors should consult their own tax advisers regarding pending and proposed legislation or other changes.

ITEM 20.  UNDERWRITERS

     The placement agent for the Portfolio is EVD. Investment companies,  common
and  commingled  trust  funds,  and  similar   organizations  and  entities  may
continuously invest in the Portfolio.

ITEM 21.  CALCULATION OF PERFORMANCE DATA

     Not applicable.

ITEM 22.  FINANCIAL STATEMENTS


     The following audited financial statements of the Portfolio are incorporated by reference into this Part B and have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, as experts in accounting and auditing.

          Portfolio of Investments as of December 31, 1999
          Statement of Assets and Liabilities as of December 31, 1999
          Statement of Operations for the fiscal year ended December 31, 1999 Statement of Changes in Net Assets for the fiscal years ended December
           31, 1999 and 1998
          Supplementary Data for each of the five fiscal years
           ended December 31, 1999
          Notes to Financial Statements
          Independent Accountants' Report

     For purposes of the EDGAR filing of this amendment to the Portfolio's registration statement, the Portfolio incorporates by reference the above audited financial statements as previously filed electronically with the SEC in an N-30D filing made March 3, 2000 pursuant to Section 39(b)(2) of the Investment Company Act of 1940 (Accession Number 0000912057-00-009672).

                                     PART C

ITEM 23.  EXHIBITS

         (a) (1) Declaration of Trust dated May 1, 1992, filed as Exhibit 1 to Amendment No. 2 and incorporated herein by reference.


             (2) Amendment to Declaration of Trust date June 14, 1993 filed as Exhibit (1)(a) to Amendment No. 4 and incorporated herein by reference.


             (3) Amendment to Declaration of Trust dated June 22, 1998 filed as Exhibit No. (a)(3) to Amendment No. 6 and incorporated herein by reference.

         (b)        By-Laws of the  Registrant  adopted  May 1,  1992,  filed as
                    Exhibit 2 to Amendment No. 2 and incorporated herein by reference.

         (c)        Reference is made to Item 23(a) and 23(b) above.

         (d) Investment Advisory Agreement between the Registrant and Boston Management and Research dated October 28, 1993, filed as Exhibit 5 to Amendment 2 and incorporated herein by reference.

         (e) Placement Agent Agreement between the Registrant and Eaton Vance Distributors, Inc. date November 1, 1996 filed as Exhibit (6) to Amendment No. 4 and incorporated herein by reference.

         (f) The Securities and Exchange Commission has granted the Registrant an exemptive order that permits the Registrant to enter into deferred compensation arrangements with its independent Trustees. See IN THE MATTER OF CAPITAL EXCHANGE FUND, INC., Release No. IC-20671 (November 1, 1994).

         (g) (1 Custodian Agreement with Investors Bank & Trust Company dated October 23, 1995, filed as Exhibit 8(a) to Amendment No. 3 and incorporated herein by reference.

             (2) Amendment to Custodian Agreement with Investors Bank & Trust Company dated October 23, 1995, filed as Exhibit 8(b) to Amendment No. 3 and incorporated herein by reference.

             (3) Amendment to Master Custodian Agreement with Investors Bank & Trust Company dated December 21, 1998 filed as Exhibit
                    (g)(3) to the Registration Statement of Eaton Vance Municipals Trust (File Nos. 33-572, 811-4409) (Accession No. 0000950156-99-0000050) and incorporated herein by reference.

         (l) Investment representation letter of Eaton Vance Government Obligations Trust, on behalf of EV Traditional Government Obligations Fund, dated September 27, 1993, filed as Exhibit 13 to Amendment No. 2 and incorporated herein by reference.

         (m) Securities Lending Agreement between Merrill Lynch and Government Obligations Portfolio dated November 18, 1996 filed as Exhibit (14) to Amendment No. 4 and incorporated herein by reference.


         (p) Codes of Ethics filed as Exhibit (r) to the Registration Statement on Form N-2 EV Classic Senior Floating Rate Fund (File Nos. 333-32262, 811-07946) (Accession No.
                    0000950156-00-000169) and incorporated herein by reference.


ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

     Not applicable.

ITEM 25.  INDEMNIFICATION

     Article V of the Registrant's Declaration of Trust contains indemnification provisions for Trustees and officers. The Trustees and officers of the Registrant and the personnel of the Registrant's investment adviser are insured under an errors and omissions liability insurance policy.

     The Placement Agent Agreement also provides for reciprocal indemnity of the placement agent, on the one hand, and the Trustees and officers on the other.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER

     Reference is made to: (i) the information set forth under the caption "Management and Organization" in the Statement of Additional Information; (ii) the Eaton Vance Corp. 10-K filed under the Securities Exchange Act of 1934 (File No. 1-8100); and (iii) the Forms ADV of Eaton Vance Management (File No. 801-15930) and Boston Management and Research (File No. 801-43127) filed with the Commission, all of which are incorporated herein by reference.

ITEM 27.  PRINCIPAL UNDERWRITERS

     Not applicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS


     All applicable accounts, books and documents required to be maintained by the Registrant by Section 31(a) of the 1940 Act, as amended, and the Rules promulgated thereunder are in the possession and custody of the Registrant's custodian, Investors Bank & Trust Company, 200 Clarendon Street, Boston, MA 02116, with the exception of certain corporate documents and portfolio trading documents, which are in the possession and custody of the Registrant's investment adviser, Boston Management and Research, The Eaton Vance Building, 255 State Street, Boston, MA 02109. The Registrant is informed that all applicable accounts, books and documents required to be maintained by registered investment advisers are in the custody and possession of the Registrant's investment adviser.

ITEM 29.  MANAGEMENT SERVICES

     Not applicable.

ITEM 30.  UNDERTAKINGS

     Not applicable.

                                   SIGNATURES


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 7 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and Commonwealth of Massachusetts, on the 27th day of April, 2000.


                                                GOVERNMENT OBLIGATIONS PORTFOLIO

                                                By /S/  JAMES B. HAWKES
                                                --------------------------------
                                                        James B. Hawkes
                                                        President

                                INDEX TO EXHIBITS

EXHIBIT NO.                DESCRIPTION OF EXHIBIT